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                                                                    EXHIBIT 10.6

                     PREFERRED HOSPITALITY PARTNER AGREEMENT


         This PREFERRED HOSPITALITY PARTNER AGREEMENT (this "Agreement") is made this ___ day of September, 1999, by and between flightserv.com(TM), a Delaware corporation ("flightserv.com(TM)") and The Ritz-Carlton Hotel Company, L.L.C., a Delaware limited liability company ("Ritz-Carlton").

         WHEREAS, flightserv.com(TM), through its exclusive Internet web site (the "Web Site") proposes to provide to the private aviation marketplace facilities for the reservation and purchase of various services incident to private aircraft travel including, without limitation, aircraft charter, ground transportation, personal and aircraft security services, hotel space, food service and other hospitality services;

         WHEREAS, Ritz-Carlton is in the business of operating premier luxury hotels (guest room accommodations only as provided by Ritz-Carlton are hereinafter referred to as the "Services") and, subject to the terms and conditions set forth herein, desires for flightserv.com(TM) to advertise and promote the Services provided by Ritz-Carlton through the Web Site;

         WHEREAS, flightserv.com(TM), subject to the terms and conditions hereof, desires to include the Services of Ritz-Carlton, on the Web Site:


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         NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. RECITALS. The Recitals set forth above are an integral part of this Agreement and are incorporated into and made a part of this Agreement.

         2. INCLUSION ON WEB SITE; CONTINUED USE OF SERVICES; FLIGHTSERV. COM(TM) EXCLUSIVity. Ritz-Carlton hereby authorizes flightserv.com(TM), and flightserv.com(TM) hereby agrees, during the term of this Agreement, to identify and include a description of the Services it provides, the price and the other terms and conditions related thereto (the "Information") on the Web Site. If any person (the "Customer") utilizes the Services of Ritz-Carlton pursuant to reservations made through the Web Site, flightserv.com(TM) shall be entitled to the flightserv.com(TM) Fee as set forth in, and pursuant to, Section 9 below. For those Services performed by Ritz-Carlton, for such Customer subsequent to the expiration or termination of this Agreement but which were reserved through the Web Site, flightserv.com(TM) shall also be entitled to, and Ritz-Carlton shall pay the flightserv.com(TM) Fee to flightserv.com(TM). Ritz-Carlton and flightserv.com(TM) agree that, during the term of this Agreement, flightserv.com(TM) shall be a non-exclusive but preferred internet distribution facility of the Services to Customers in the private aviation marketplace provided by Ritz-Carlton but nothing in this Agreement, except as specifically set forth herein, shall be deemed to be a prohibition against flightserv.com(TM) advertising and promoting the Services of any other provider of hospitality services on the Web Site. Nothing in this Agreement shall prevent Ritz-Carlton from operating its own web site or permitting it services to be distributed through other web sites.

         3. CUSTOMIZATION AND MAINTENANCE OF WEB SITE; DESCRIPTION OF SERVICES; COMPILATION OF CUSTOMER INFORMATION. flightserv.com(TM) shall be responsible, at its sole cost and expense, for the customization and maintenance of the Web Site. Ritz-Carlton, at its sole cost and expense, shall provide flightserv.com(TM) with access to Ritz-Carlton information, including the Information, as well as access to the appropriate representatives of Ritz-Carlton that flightserv.com(TM) reasonably deems to be necessary and/or useful in connection with the operation of the Web Site. flightserv.com(TM), may modify the description of Ritz-Carlton's Services on the Web Site,



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provided that flightserv.com(TM) obtain the prior written approval of
Ritz-Carlton. Provided that the Information as set forth on the Web Site is substantially similar to the Information provided by Ritz-Carlton to flightserv.com(TM), Ritz-Carlton, and not flightserv.com(TM), shall be responsible for the accuracy thereof including with respect to any claim, cause of action or damages between Ritz-Carlton, flightserv.com(TM), the Customer and/or any third party. Ritz-Carlton promptly shall advise flightserv.com(TM) of the type of reasonable information it would like flightserv.com(TM) to obtain about the Customer's profile and flightserv.com(TM) shall use reasonable efforts to collect through the Web Site, but will not guarantee either the collection of such information or the accuracy of the information collected.

         4. CITY AND AIRPORT LISTINGS OF SERVICES; PRIORITY. The Web Site shall permit a Customer using the Web Site to ascertain the availability of, and terms and conditions related to, the Services for specific locations or cities (the "Locations") as provided by those entities who have entered into arrangements satisfactory to flightserv.com(TM) for using the Web Site, including Ritz-Carlton. Notwithstanding the preceding sentence, in the event that a Customer using the Web Site inquires about information for hospitality services in any Location in which Ritz-Carlton has one or more facilities, then, prior to providing information about other hospitality services, the Web Site shall include Ritz-Carlton's Information in a priority listing. If a Customer wishes to view other options for any reason, then the Web Site will allow the Customer to further search the Web Site for the Information of other entities who have entered into appropriate contracts or similar arrangements with flightserv.com(TM) without priority commitments. Ritz-Carlton shall treat any Customer seeking reservations through the Web Site as a "Last Room Account" with access to all facilities of Ritz-Carlton equal in access and priority as the most favored customers of Ritz-Carlton.

         5. PRICING; RESERVATION OF SERVICES. The Web Site shall set forth pricing information for the Services offered to Customers by Ritz-Carlton and other entities. The actual charges to be paid by the Customer for the Services provided by Ritz-Carlton to the Customer (the "Charges"), shall be established when a Customer properly makes a reservation for the Services provided by Ritz-Carlton. Any Customer accessing the Web Site who desires to use Ritz-Carlton's Services shall be instructed by the Web Site how to make a reservation for Ritz-Carlton's Services through the Internet. A reservation shall be made by a Customer in the following manner:

                  (i) the Customer shall advise flightserv.com(TM), through the Web Site, that the Customer desires to reserve hospitality facilities and the Web Site will cite a pricing structure. If the reservation selected is for Services offered by Ritz-Carlton, flightserv.com(TM) shall promptly forward this request to Ritz-Carlton;

                  (ii)     thereafter Ritz-Carlton shall provide
                           flightserv.com(TM) with either an acceptance of the reservation with a firm Charge quote and




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                           confirmation number or, if the requested Services are
                           not available to any Customer, with alternative Services or a declination of the reservation. In either case, flightserv.com(TM) shall promptly provide the response to the Customer. Ritz-Carlton shall provide confirmation to flightserv.com(TM) for all reservations for Services made by the Customer, and the Charges therefore, as promptly as possible after receipt of the reservation request from flightserv.com, and

                  (iii) upon receipt of the Charge quote, the Customer shall confirm his/her reservation to flightserv.com(TM). which shall promptly confirm to Ritz-Carlton. In order to make a reservation for the Services of Ritz-Carlton, the Customer shall be obligated to provide flightserv.com(TM) with an acceptable credit card or other payment facility to pay for the Services provided by Ritz-Carlton in according to Ritz-Carlton's customary payment policies. At the time flightserv.com(TM)confirms the reservation to Ritz-Carlton as described in clause (iii) above, flightserv.com(TM)shall confirm to the Customer its reservation of the Services to be provided by Ritz-Carlton and the terms and conditions related thereto and, at such time, flightserv.com(TM)shall provide the Customer with a confirmation number and, if the Customer seeks services for banquet, meeting facilities or other services requiring special arrangement, with the name of a person and a telephone number at Ritz-Carlton for such arrangements. The confirmation of the Services and the terms and conditions related thereto by Ritz-Carlton shall be binding on Ritz-Carlton and the Customer. Ritz-Carlton covenants that it will not confirm a reservation unless it has availability for that Service in accordance with its terms. Ritz-Carlton further covenants that it will provide the confirmed and reserved Services upon the agreed upon terms and conditions to the Customer.

         6. CUSTOMER CONTRACT. The Web Site shall contain the Customer contracts which shall by conspicuous language advise all Customers that, upon their confirmation and reservation of the Services to be provided by Ritz-Carlton and the Charges to be paid by the Customer, the Customer shall be bound to flightserv.com(TM) and Ritz-Carlton by the terms and conditions related thereto (the "Customer Contract"). All Customers shall be advised that, upon their breach of the Customer Contract, they shall be liable and responsible for payment in accordance with Ritz-Carlton's customary payment terms and any other damages Ritz-Carlton may suffer. The Customer Contract shall include standard exculpation and limitation of liability provisions for the benefit of flightserv.com(TM). Ritz-Carlton and Customers shall each be bound by the provisions of the Customer Contract to the extent that they relate to the Services.

         7. RITZ-CARLTON LIAISON REPRESENTATIVE. Ritz-Carlton shall designate in writing, from time to time, the name of a representative to act as a liaison between Ritz-Carlton and flightserv.com(TM) regarding, among other things, special services and requirements of Customers.



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         8.       SPECIAL COVENANTS OF RITZ-CARLTON. Ritz-Carlton represents that it:

                  (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (ii) has all requisite authority to operate its properties and carry on its business as contemplated by this Agreement;

                  (iii) is duly qualified, licensed and otherwise authorized to transact business in each jurisdiction in which the Services contemplated to be performed by this Agreement make such qualification for license necessary;

                  (iv) has all licenses, certificates of occupancy and other permits necessary to conduct its business; and

                  (v) covenants that it shall during the term of this Agreement maintain in good standing all certificates, licenses, qualifications and other privileges necessary to fully comply with its obligations under this Agreement and to perform the Services under all applicable law.

         9. BILLING AND COLLECTION; FLIGHTSERV.COM(TM) Fees. Ritz-Carlton shall be responsible for billing Customers and collecting the Charges from the Customers for the Services agreed to be performed by Ritz-Carlton. No later than five (5) business days after the close of each month, Ritz-Carlton shall provide flightserv.com(TM) with a written statement setting forth the total of all guest room accommodations received by Ritz-Carlton from Customers for reservations made through the Web Site. Ritz-Carlton shall provide with such written statement, payment of the flightserv.com(TM) which shall be 10% of the amount received by Ritz-Carlton pursuant to reservations made through the Web Site (excluding all amounts received for meals and all other incidentals to a hotel room stay). All risk of non-payment of the Charges by the Customers for the Services provided by Ritz-Carlton to the Customer pursuant to the terms of the reservation made by the Customer and Ritz-Carlton shall be borne by Ritz-Carlton and flightserv.com(TM) in proportion to their respective interests in the Charges.

         10.      INDEMNIFICATION; LIMITATION OF LIABILITY; EXCULPATION.

         (a) Ritz-Carlton hereby indemnifies, and agrees to defend and hold harmless flightserv.com(TM) and its affiliates, officers, directors, employees, independent contractors and agents, including its attorneys (each a "flightserv.com(TM) Indemnified Party") from and against any and all losses, costs, expenses, damages penalties, fines, charges, demands, liabilities and obligations of any kind (including interest, penalties and reasonable attorneys' fees and consultants' fees, expenses and disbursements) incurred or suffered by a flightserv.com(TM) Indemnified Party, when incurred or suffered, as a result of a failure of Ritz-Carlton to comply with applicable law or otherwise to comply with any of its obligations under this Agreement or the Customer, without limitation injury or damage to persons or property that may be caused to any third party resulting from any Ritz-Carlton Service, or under any applicable law or regulation or otherwise arising out of the provision, or failure to provide, the Services. If a claim by a third party is made against a flightserv.com(TM) Indemnified Party, such flightserv.com(TM) Indemnified Party shall promptly give notice thereof to Ritz-Carlton which shall have the right to assume the defense of such claim. No failure to give or promptly give notice of a claim shall excuse Ritz-Carlton from its indemnification and hold harmless obligations hereunder except to the extent that Ritz-Carlton is prejudiced thereby. This
Section 10(a) shall survive the expiration or termination of this Agreement.

         (b) flightserv.com(TM) hereby indemnifies and agrees to defend and hold harmless Ritz-Carlton and its affiliates, officers, directors, employees, independent contractors and agents, including its attorneys




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(each a "Ritz-Carlton Indemnified Party") from and against any and all losses, costs, expenses, damages, penalties, fines, charges, demands, liabilities and obligations of any kind (including interest, penalties and reasonable attorneys' fees and consultants' fees, expenses and disbursements) incurred or suffered, when incurred or suffered, by a Ritz-Carlton Indemnified Party as a result of a failure of flightserv.com(TM) to comply with applicable law or otherwise breach of any of its obligations under this Agreementor to the Customer. If a claim by a third party is made against a Ritz-Carlton Indemnified Party, a Ritz-Carlton Indemnified Party shall promptly give notice thereof to flightserv.com(TM) which shall have the right to assume the defense of such claim. No failure to give or promptly give notice of a claim shall excuse flightserv.com(TM) from its indemnification obligations hereunder except to the extent that flightserv.com(TM) is prejudiced thereby. This Section 10(b) shall survive the expiration or termination of this Agreement.

         11. CONFIDENTIALITY. Ritz-Carlton and flightserv.com(TM) acknowledge that in the performance of their respective duties under this Agreement, each will come into possession of confidential information and trade secrets of the other, and each agrees that they, and their respective officers, directors, employees and agents, shall not disclose and shall keep confidential any and all such confidential information and trade secrets of the other except information that entered the public domain otherwise than through a breach of this Section 11, unless Ritz-Carlton or flightserv.com(TM), respectively, came into the rightful possession of such information from an unrelated third party or unless Ritz-Carlton or flightserv.com(TM), as the case may be, independently developed such information. This Section 11 shall survive the expiration or proper termination of this Agreement.

         12. NON-SOLICITATION. flightserv.com(TM) and Ritz-Carlton, each agrees on its own behalf and on behalf of each of its officers, directors, employees and agents, that it will not, without the express prior written consent of the other, either during the term of this Agreement or for a period of twelve (12) months after the termination hereof, hire, employ or otherwise engage the services of any officer, director, employee or agent of the other. Each party hereto recognizes that the employment relations protected by this
Section 12 are unique, no adequate remedy at law exists for a violation of this
Section 12, and both parties shall have the right of specific performance, or any other equitable relief, in addition to all other remedies, in order to protect such party's business interests. This Section 12 shall survive the expiration or proper termination of this Agreement.

         13. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, upon delivery by reputable overnight courier or three (3) business days after deposit in the United States mail, postage pre-paid, by registered or certified mail, addressed:

         (i)      if to flightserv.com(TM) to

                  3343 Peachtree Road, N.E.
                  Suite 530
                  Atlanta, GA 30326
                  Facsimile 404-240-4101
                  Telephone 404-240-4060
                  Attention: C. Beverly Lance, President

         With a copy to:

                  Edward J. Hardin, Esquire
                  Rogers & Hardin
                  2700 International Tower
                  229 Peachtree Street
                  Atlanta, Georgia  30303
                  Facsimile  404-525-2224
                  Telephone 404-420-4601



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         (ii)     if to Ritz-Carlton to

                  The Ritz-Carlton Hotel Company, L.L.C.
                  3414 Peachtree Road, N.E.
                  Suite 300
                  Atlanta, Georgia  30326
                  Attention:  Associate General Counsel


         14. TERM. This Agreement shall be for an initial term of three (3) years and, until terminated pursuant to the termination provision set forth in
Section 16 below, shall continue from year to year thereafter.

         15.      TERMINATION. This Agreement may be terminated as follows:

                  (i) By either party upon a material breach by the other party of its obligations hereunder which has not been cured after thirty days written notice specifying the breach and the action required to correct;

                  (ii) By either party upon thirty days written notice to the other, without cause or penalty.


Upon the expiration or termination of this Agreement, all rights and obligations of the parties hereto shall cease except as otherwise set forth in this Agreement. Ritz-Carlton immediately shall pay flightserv.com(TM) the flightserv.com(TM) Fee for Services contracted prior to the effective date of the expiration or termination of this Agreement. This Section 16 shall survive the expiration or termination of this Agreement.

         16. COUNTERPARTS; FACSIMILE COPY. This Agreement may be executed in one (1) or more facsimile counterparts each of which shall together constitute one (1) and the same instrument.

         17. NON-ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the express written consent of the other party. Neither a merger, sale of all or substantially all of the assets of or the sale of the stock of flightserv.com(TM) or other business combination of flightserv.com(TM) shall be considered an assignment hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

         FLIGHTSERV.COM(TM)                           Attest


         By:
            ----------------------------              ------------------------
               C. Beverly Lance
               President



         THE RITZ CARLTON HOTEL                      ATTEST
           COMPANY, L.L.C.


         By:
            ----------------------------             -------------------------
            Vice President                           Assistant Secretary



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